Exhibit 10.4

AMENDMENT, CONSENT AND EXCHANGE AGREEMENT

This Amendment, Consent and Exchange Agreement (the “Agreement”), dated as of September 3, 2014, is by and between The Wet Seal, Inc., a Delaware corporation with offices located at 26972 Burbank, Foothill Ranch, CA 92610 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A. On or about March 26, 2014, the Company issued (i) $27,000,000 in aggregate principal amount of its senior convertible notes (the “Notes”) and (ii) a warrant (the “Warrant”) to purchase the Company’s Class A common stock, $0.10 par value per share (the “Common Stock”) pursuant to a Securities Purchase Agreement dated as of March 20, 2014 (the “Existing Securities Purchase Agreement”) to the Holder. Capitalized terms not defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreement as amended hereby.

B. The Company intends to raise up to $30,000,000 by distributing, at no charge, to holders of the Company’s common stock, on a record date to be set by the Board of Directors of the Company, non-transferrable rights to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”).

C. In connection with the Rights Offering, the Company and Holder intend to enter into that certain Securities Purchase Agreement of even date herewith (the “SPA”, and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, the “Designated Transaction Documents”) with certain other entities party thereto as purchasers, pursuant to which, among other things, the Company shall issue, and the Purchasers (as defined in the Securities Purchase Agreement) shall purchase, in a private placement separate from the Rights Offering, shares of common stock of the Company and warrants to purchase common stock of the Company (all such transactions contemplated by the Designated Transaction Documents, collectively, the “Designated Transaction”).

D. The Company has requested that Holder consent to the Company’s entry into and performance of the Company’s obligations under the Designated Transaction Documents and the consummation of the Designated Transaction.

E. Upon the terms and conditions set forth herein, Holder is willing to consent to the Company’s entry into and performance of the Company’s obligations under the Designated Transaction Documents and the consummation of the Designated Transaction.

F. In connection with such consent, the Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Holder shall amend certain of the Transaction Documents (as defined in the Existing Securities Purchase Agreement), (ii) the Company and the Holder shall exchange a Note with an aggregate principal amount of $27,000,000 of the Holder (the “Existing Note”) for a senior convertible note in the form attached hereto as Exhibit A (the “Exchanged Note”), with an aggregate principal amount of $27,000,000, convertible into Common Stock in accordance therewith (the Exchanged Note as converted, the “Exchanged Note Conversion Shares”) and (iii) the Company and the Holder shall exchange a Warrant (the “Existing Warrant”) exercisable into 8,804,348 shares of Common Stock for a warrant to purchase Common Stock of the Company (the “Exchanged Warrant”) exercisable into 8,804,348 shares of Common Stock (the Exchanged Warrant as exercised, the “Exchanged Warrant Shares”).

G. The exchange of the Existing Note for the Exchanged Note and the Existing Warrant for the Exchanged Warrant are each being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

A G R E E M E N T

1. Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below) the Holder shall, and the Company shall, pursuant to Section 3(a)(9)

of the Securities Act, exchange (i) the Existing Note for the Exchanged Note and (ii) the Existing Warrant for the Exchanged Warrant. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 Delivery. In exchange for (i) the Existing Note, the Company shall deliver or cause to be delivered to the Holder the Exchanged Note and (ii) the Existing Warrant, the Company shall deliver or cause to be delivered to the Holder the Exchanged Warrant. The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Note and the Existing Warrant, as soon as commercially practicable following the Closing. As of the Closing Date, all of the Holder’s rights under the Existing Note and the Existing Warrant shall be extinguished.

1.2 Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.3 Purchase Price. The Exchanged Note shall be issued to the Holder in exchange for the Existing Note and the Exchanged Warrant shall be issued to the Holder in exchange for the Existing Warrant, in each case, without the payment of any additional consideration.

1.4 Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on September 3, 2014 or such other date as is mutually acceptable to the Holder and the Company (the “Closing Date”).

2. Amendments to Transaction Documents.

2.1 Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Existing Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Registration Rights Agreement shall mean the Existing Registration Rights Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement.

2.2 Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:

(a) The defined term “Notes” shall mean the Exchanged Notes (as defined in the Amendment, Consent and Exchange Agreement).

(b) The defined term “Conversion Shares” shall mean the Exchanged Conversion Shares (as defined in the Amendment, Consent and Exchange Agreement).

(c) The defined term “Warrants” shall mean the Exchanged Warrants (as defined in the Amendment, Consent and Exchange Agreement).

(d) The defined term “Warrant Shares” shall mean the Exchanged Warrant Shares (as defined in the Amendment, Consent and Exchange Agreement).

(e) The defined term “Amendment, Consent and Exchange Agreement” shall mean “that certain Amendment, Consent and Exchange Agreement, dated as of September 3, 2014, each by and between the Company and Holder”.

(f) The defined term “Transaction Documents” is hereby amended to include the Amendment, Consent and Exchange Agreement.

3. Consent. The provisions of the Existing Securities Purchase Agreement and the other Transaction Documents to the contrary notwithstanding, effective as of the date of this Agreement, Holder hereby consents to the Rights Offering and the Company’s entry into and performance of the Company’s obligations under the Designated Transaction Documents and the consummation of the Designated Transaction.

4. Company Representations and Warranties.

4.1 Organization and Qualification. Each of the Company and its Subsidiaries (as defined in the Exchanged Notes) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents taken as a whole or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) taken as a whole. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

4.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchanged Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, (i) the issuance of the Exchanged Notes and the reservation for issuance and issuance of Exchanged Conversion Shares issuable upon conversion of the Exchanged Conversion Shares and (ii) the issuance of the Exchanged Warrants and the reservation for issuance and issuance of Exchanged Warrant Shares issuable upon exercise of the Exchanged Warrant Shares, in each case, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchanged Notes and reservation for issuance and issuance of the Exchanged Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

4.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, filing a Form D with the SEC, any other filings as may be required by any state securities agencies and the consent of the Required Lenders (as defined in that certain Amended and Restated Credit Agreement, dated February 3, 2011, by and among the Company, the Company’s Subsidiaries, Bank of America, N.A. and the other institutions party thereto as lenders, as amended, restated, modified or replaced from time to time), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth on Schedule 4.4, the Company is not in violation of the requirements of the Principal Market (other than the minimum bid price per share of $1.00) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future (other than resulting from the minimum bid price per share of less than $1.00).

4.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchanged Securities is exempt from registration under the Securities Act. The offer and issuance of the Exchanged Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

4.6 Issuance of Exchanged Securities. The issuance of the Exchanged Notes and the Exchanged Warrants are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Exchanged Notes, and the Exchanged Conversion Shares, respectively, and upon exercise of the Exchanged Warrants, the Exchanged Warrant Shares, in each case, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

4.7 Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchanged Notes and Exchanged Warrants to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

4.8 SEC Documents; Financial Statements. Except as disclosed in Schedule 4.8, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Holder or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system reasonably requested by the Holders or their respective representatives in writing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. As of their respective dates, the financial statements of the Company included in the SEC

Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not materially misleading, in the light of the circumstance under which they are or were made.

4.9 Equity Capitalization. As of August 2, 2014, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which, 84,860,314 are issued and outstanding and 2,045,847 shares are reserved for issuance pursuant to securities (other than the Exchanged Notes and the Exchanged Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock plus additional shares subject to restricted share units pursuant to the Company’s equity plan. 351,692 shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined in the Exchanged Note), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Schedule 4.9: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement and as contemplated by the Securities Purchase Agreement); (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem a security of the Company or any of its Subsidiaries; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (v) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished or otherwise made available to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

4.10 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements and other than in connection with the Rights Offering and the Designated Transaction or as requested by the Holder. The Holder acknowledges that it has executed a letter regarding its disclosures with the Company on or about the date hereof, the terms of which are incorporated herein. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not materially misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

5. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Holder represents, warrants and covenants with and to the Company as follows:

5.1 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

5.2 Reliance on Exemptions. The Holder understands that the Exchanged Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchanged Securities. Holder acknowledges that the Exchanged Note shall be issued to the Holder in exchange for the Existing Note and the Exchanged Warrant shall be issued to the Holder in exchange for the Existing Warrant, in each case, without the payment of any additional consideration.

5.3 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchanged Securities.

5.4 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.5 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

6. Covenants.

6.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 8 of this Agreement. The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, within one Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material Agreements (including, without limitation, this Agreement, the form of the Exchanged Notes and the form of the Exchanged Warrants) (including all attachments, the “8-K

Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

6.3 Fees. The Company shall reimburse Greenberg Traurig, LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) (the “Lead Investor Counsel Expenses”) in an aggregate amount not to exceed $10,000.00.

6.4 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Exchanged Notes (and upon conversion of the Exchanged Notes, the Exchanged Conversion Shares) may be tacked onto the holding period of the Existing Notes and (iii) the Exchanged Warrants (and upon exercise of the Exchanged Warrants, the Exchanged Warrant Shares (if acquired using a Cashless Exercise (as defined in the Exchanged Warrant))) may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 4.4. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchanged Conversion Shares and Exchanged Warrant Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

6.5 Rights Offering; Ownership.

(a) If and to the extent that the Holder acquires shares of Common Stock in the Rights Offering that are “restricted securities” pursuant to Rule 144 under the Securities Act (the “Holder Rights Offering Restricted Shares”), then the Company agrees to file a resale registration statement with respect to the Holder Rights Offering Restricted Shares (the “Rights Offering Subsequent Registration Statement”) within five (5) business days after the closing date for the Rights Offering, which registration statement may at the Company’s election also cover the resale of any other shares acquired by other participants in the Rights Offering that are “restricted securities” pursuant to Rule 144. The Company’s and the Holder’s obligations with respect to the Rights Offering Subsequent Registration Statement shall be set forth in a registration rights agreement in the form of the Registration Rights Agreement (as defined in the SPA), mutatis mutandis, to be entered into by the Holder and the Company following the Closing. In the event that the 20-Day Adjusted VWAP (as defined below) as of the date on which the Rights Offering Subsequent Registration Statement is initially declared effective by the SEC (the “Effective Date”) is less than the price paid by the Holder for the Holder Rights Offering Restricted Shares in the Rights Offering (the “Subscription Price”), then the Company shall pay to the Holder a one-time cash payment in an amount equal to the VWAP Adjustment Amount (as defined below) within five (5) Business Days after the Effective Date. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to the Rights Offering Subsequent Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit the Rights Offering Subsequent Registration Statement to become effective for all of the Holder Rights Offering Restricted Shares and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holder participating therein without being named therein as an “underwriter,” then the Company shall reduce the number of Holder Rights Offering Restricted Shares to be included in the Rights Offering Subsequent Registration Statement by the Holder (with pro rata reductions to the shares of Common Stock to be registered by any other person or entity included on such Rights Offering Subsequent Registration Statement) until such time as the Staff and the SEC shall so permit the Rights Offering Registration Statement to become effective as aforesaid (such reduced number of shares of Common Stock of the Holder not registered on the Rights Offering Registration Statement, the “Unregistered Shares”). In the event that the 20-Day Adjusted VWAP as of the date on which the Unregistered Shares become initially eligible to be resold by the Holder pursuant to Rule 144 (the “144 Date”) is less than the Subscription Price, then the Company shall pay to the Holder a one-time cash payment in an amount equal to the VWAP Unregistered Share Adjustment Amount (as defined below) within five (5) Business Days after the 144 Date.

(b) For purposes of this Agreement, (i) the “20-Day Adjusted VWAP” means, as of any date of determination, an amount equal to the product of (x) 87.5% multiplied by (y) the volume weighted-average price for the Common Stock on the NASDAQ Global Select Market over the twenty (20) consecutive trading day period (for the avoidance of doubt, the foregoing refers to the volume weighted-average price for the entire 20 day trading day period) ending on the trading day immediately preceding such date of determination; (ii) the “VWAP Adjustment Amount” means an amount equal to the product of (x) an amount equal to Subscription Price minus the 20-Day Adjusted VWAP as of the Effective Date, multiplied by (y) the number of Holder Rights Offering Restricted Shares (excluding any Unregistered Shares); and (iii) the “VWAP Unregistered Share Adjustment Amount” means an amount equal to the product of (x) an amount equal to Subscription Price minus the 20-Day Adjusted VWAP as of the 144 Date, multiplied by (y) the number of Unregistered Shares.

(c) The Holder agrees, on behalf of itself and the Attribution Parties (as defined in the Exchanged Note and the Exchanged Warrant), that the Holder and the Attribution Parties shall not take any action that would result in the Holder’s and the Attribution Parties’ beneficial ownership of Common Stock, collectively, exceeding more than 19.99% of the total number of shares of Common Stock then issued and outstanding unless and until the Company has obtained the approval of its stockholders for the Holder’s and the Attribution Parties’ beneficial ownership, collectively, to exceed 19.99%.

7. Conditions to Company’s Obligations Hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

7.1 The Holder shall have duly executed this Agreement and delivered the same to the Company.

7.2 The Holder shall have delivered to the Company the Existing Note and the Existing Warrant.

7.3 The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

8. Conditions to Holder’s Obligations Hereunder.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

8.1 The Company shall have duly executed and delivered this Agreement to the Holder.

8.2 The Company shall have paid the Lead Investor Counsel Expenses to Greenberg Traurig LLP by wire transfer of U.S. dollars and immediately available funds in accordance with the written instructions of Greenberg Traurig LLP delivered to the Company on or prior to the Closing Date.

8.3 The Company shall have duly executed and delivered to the Holder the Exchanged Note and the Exchanged Warrant.

8.4 The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions authorizing the transactions contemplated hereby as adopted by the Company’s board of directors, in a form reasonably acceptable to the Holder, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

8.5 Each and every representation and warranty of the Company contained herein and in Section 3 of the Securities Purchase Agreement (other than the representations and warranties set forth in clauses (a) through (e), (k), (r) and (pp) and the second to last sentence of clause (n) of Section 3 of the Securities Purchase Agreement) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date); provided, however, that (i) the defined term “SEC Documents” as used in the Securities Purchase Agreement shall have the meaning set forth in Section 4.8 hereto, (ii) the references to February 2, 2013 set forth in Section 3(l) of the Securities Purchase Agreement shall be deemed to be references to May 28, 2014, and (iii) the third sentence of Section 3(x) of the Securities Purchase Agreement shall be deemed to be amended by adding the following at the end of such sentence : “except for infringement that would not reasonably be expected to have a Material Adverse Effect”. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions set forth herein required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form reasonably acceptable to the Holder.

8.6 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

8.7 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreements.

9. Termination.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 7 and 8 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof (other than, in the case of a termination by the Company, Section 3 hereof) shall be null and void and the parties shall continue to comply with all terms and conditions of the Agreements, as in effect prior to the execution of this Agreement.

10. Miscellaneous.

10.1 Miscellaneous Provisions. Section 9 of the Existing Securities Purchase Agreement (as amended hereby) (other than clauses (i), (j), (k), (m), (n), (o) and (p) thereof) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE WET SEAL, INC.

By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Amendment, Consent and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:	/s/ George Antonopoulos
	Name:	George Antonopoulos
	Title:	Authorized Person

[Signature Page to Amendment, Consent and Exchange Agreement]